Exhibit 99.4


     MARC M. SELTZER (State Bar No. 54534)
     CHRISTINE A. SNYDER (State Bar No. 56118)
     EARL P. WILLENS (State Bar No. 030329)
     CORINBLIT & SELTZER
     A Professional Corporation
     3700 Wilshire Boulevard, Suite 820
     Los Angeles, California  90010-3085
     Telephone:  (213) 380-4200

     RICHARD B. DANNENBERG
     WILLIAM J. BAN
     LOWEY DANNENBERG BEMPORAD
       & SELINGER, P.C.
     747 Third Avenue
     New York, N.Y.  10017-2877
     Telephone:  (212) 759-1504

     Attorneys for Plaintiff



                             UNITED STATES DISTRICT COURT

                            CENTRAL DISTRICT OF CALIFORNIA

                                   WESTERN DIVISION

     DANA BRUNO,                        )    CASE NO.  95-7051 DT (JGX)
                                        )
                    Plaintiff,          )    CLASS ACTION
                                        )    ----- ------
               vs.                      )
                                        )    COMPLAINT FOR VIOLATIONS
     COMPUMED, INC.; ROD N. RAYNOVICH;  )    OF THE FEDERAL SECURITIES
     DEVERE B. POLLUM; ROBERT G.        )    LAWS
     FUNARI;  HOWARD L. MARK and        )
     ROBERT STUCKELMAN,                 )
                                        )    JURY TRIAL DEMANDED
                    Defendants.         )    -------------------
                                        )
     _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _)


               Plaintiff, by his undersigned attorneys, for his Complaint against defendants, alleges upon personal knowledge as to himself and his own acts, and upon information and belief as to all other matters, as follows:

                                JURISDICTION AND VENUE
                                ----------------------

          1. This Court has jurisdiction over the subject matter of this action pursuant to section 27 of the Securities Exchange Act of 1934 (the "Exchange Act"), 15 U.S.C. SS 78aa, and 28 U.S.C. SS 1331 and 1337(a).

          2. The claims asserted herein arise under sections 10(b) and 20(a) of the Exchange Act, 15 U.S.C. SS 78j(b) and 78t(a), and rule 10b-5, 17 C.F.R. SS 240.10b-5, promulgated thereunder by the Securities and Exchange Commission (the "SEC").

          3. Venue is proper in this District pursuant to section 27 of the Exchange Act and 28 U.S.C. SS 1391(b). The principal executive offices of defendant CompuMed, Inc., ("CompuMed" or the "Company") are located in this district, the defendants transact business in this district, and many of the acts and transactions constituting the violations of the law alleged herein, including the preparation, issuance and dissemination of materially false and misleading statements to the investing public, occurred in this district.

          4. In connection with the acts, conduct and other wrongs alleged herein, defendants, directly and indirectly, used the means and instrumentalities of interstate commerce, including the United States mails and interstate telephone communications.

                                 NATURE OF THE ACTION
                                 --------------------

          5. This is a class action brought under the federal securities laws on behalf of all persons and entities, other than defendants and certain others, who purchased the common stock of CompuMed between August 31, 1995, and October 17, 1995, inclusive (the "Class Period"). During the Class Period, the defendants issued, and caused or permitted CompuMed and certain of its directors and officers to issue public statements regarding CompuMed, and a certain licensing agreement being entered into between CompuMed and Merck & Co. ("Merck") whereby CompuMed would receive a licensing fee and royalties from Merck for all OsteoGram (R) tests performed over a period of five years (the "Agreement"). Significantly, specific information concerning the terms of the Agreement was not disclosed to the investing public until October 17, 1995, when CompuMed issued a press release and filed a report with the SEC on Form 8-K which disclosed the terms of the Agreement. As disclosed on October 17, 1995, the terms of the Agreement provided for a cap on royalties to be received by CompuMed for licensing its product to Merck and limiting CompuMed's revenues from royalties for licensing the product to approximately $20 million over the five year life of the Agreement. The investment community was shocked by the disclosure of the royalty cap and the limitation on revenues obtainable by CompuMed under the Agreement and market reaction to the news was dramatic. On October 18, 1995, the market price of CompuMed common stock plunged $7 3/4 per share, or 48%, to close at $8 1/4 per share, on reported volume of 5,189,900 shares. During the period between the August 31, 1995 announcement that CompuMed and Merck had entered into the Agreement and the disclosure of the royalty cap terms on October 17, 1995, certain of the defendants herein, officers and directors of the Company sold, in the aggregate, more than 117,000 shares of their CompuMed common stock at prices artificially inflated by the incomplete and materially misleading news of the Agreement, reaping proceeds of at least $1,300,000 for themselves before the facts concerning the terms of the Agreement were disclosed to the investing public.

                                     THE PARTIES
                                     -----------

                                      PLAINTIFF
                                      ----------

          6. On October 16, 1995, plaintiff Dana Bruno purchased 1000 shares of the common stock of CompuMed on the open market at a price of $14 3/4 per share. Plaintiff was damaged by defendants' wrongful acts as alleged herein.

                                      DEFENDANTS
                                      ----------

          7. Defendant CompuMed is a Delaware corporation that maintains its principal executive offices at 1230 Rosecrans Avenue, Manhattan Beach, California.

          8. (a) CompuMed assembles, sells, distributes and services electrocardiogram ("CCG") computer analysis equipment; distributes and processes diagnostic tests for osteoporosis and sells related medical supplies as well as provides on-line computer service to process CCG information for approximately 1600 healthcare providers located throughout the United States. CompuMed also owns the rights to Detoxahol, a developmental stage pharmaceutical product intended to facilitate the rapid lowering of blood alcohol levels.

               (b) CompuMed is a public company registered with the SEC pursuant to section 12 of the Exchange Act, and CompuMed common stock is traded over-the-counter on the Nasdaq system in an efficient and well-developed market. As of January 20, 1995, CompuMed had approximately 5,142,493 outstanding shares of common stock, which were held by approximately 7,800 record owners representing many more thousands of beneficial owners.

          9. Defendant Rod N. Raynovich ("Raynovich") is and has been the President and Chief Executive Officer of CompuMed during the Class Period.

          10. Defendant DeVere B. Pollum ("Pollum") was CompuMed's Vice President and Chief Financial Officer during the Class Period. As set forth at Paragraph 16 below, he sold a substantial amount of his holdings of CompuMed common stock during the Class Period while in possession of material inside information and benefited himself thereby.

          11. Defendant Robert G. Funari ("Funari") was a member of the Board of Directors of CompuMed during the Class Period. As set forth at Paragraph 16 below, he sold a substantial amount of his holdings of CompuMed common stock during the Class Period while in possession of material inside information and benefited himself thereby.

          12. Defendant Howard L. Mark ("Mark") was a member of the Board of Directors of CompuMed during the Class Period. As set forth at Paragraph 16 below, he sold a substantial amount of his holdings of CompuMed common stock during the Class Period while in possession of material inside information and benefited himself thereby.

          13. Defendant Robert Stuckelman ("Stuckelman") was Chairman of CompuMed's Board of Directors during the Class Period. As set forth at Paragraph 16 below, he sold a substantial amount of his holdings of CompuMed common stock during the Class Period while in possession of material inside information and benefited himself thereby.

          14. As officers and directors of a publicly-owned company, the defendants named in Paragraphs 9 through 13 below (the "Individual Defendants") had a duty to promptly disseminate accurate and truthful information with respect to CompuMed's business, operations, and financial condition and to promptly correct any public statements issued by CompuMed which had become materially false or misleading and to refrain from trading in CompuMed common stock while in possession of material inside information.

          15. Because of their positions of control and authority as officers and directors, and their aggregate ownership of CompuMed common stock, the Individual Defendants were able to and did control the contents of the various reports, press releases and statements which CompuMed disseminated in the marketplace concerning the business, operations and prospects of the Company and were able to and did control their own trading in CompuMed common stock on the basis of their possession of material inside information. The Individual Defendants are therefore "controlling persons" of CompuMed within the meaning of section 20(a) of the Exchange Act. In this capacity, the Individual Defendants participated in, and conspired to effect, rendered substantial assistance in and/or consciously or recklessly pursued the unlawful conduct herein alleged that artificially inflated the market price of CompuMed common stock while certain of the Individual defendants, as alleged in Paragraph 16 hereof, engaged in insider trading while in possession of material facts not known to the investing public.

          16. Notwithstanding their duty to disclose the true material facts which were finally revealed to the investing public on October 17, 1995, the following defendants sold or beneficially disposed of more than 117,000 shares of CompuMed common stock during the Class Period at prices artificially inflated by their fraud thereby unjustly enriching themselves as follows:

                                        No. of
     Defendant           Date           Shares    Price          Proceeds
     ---------           ----           -----     -----          --------

     Robert Funari       9/28/95        19,542    $11.52         $225,123.00

     DeVere B. Pollum    9/08/95         1,500      9.88           14,820.00
                         9/12/95         3,500      9.63           33,705.00

     Robert Stuckelman   9/21/95        20,000     10.38          207,600.00
                         9/22/95        10,000     11.50          115,000.00
                         9/22/95        20,000     12.25          245,000.00
                         9/29/95        20,000     10.75          215,000.00

     Howard L. Mark      9/25/95        10,000     12.75          127,500.00
                         9/25/95        12,800     12.63          161,664.00
                                       _______                 _____________
     Total                             117,342                 $1,345,412.00


                            PLAINTIFFS' CLASS ALLEGATIONS
                            -----------------------------

          17. Plaintiff brings this action as a class action pursuant to Rule 23(a) and (b)(3) of the Federal Rules of Civil procedure on behalf of a class consisting of all persons and entitles who purchased the common stock of CompuMed between August 31, 1995 and October 17, 1995, inclusive, and were damaged thereby (the "Class"). Excluded from the Class are CompuMed, its officers and directors and any of its subsidiaries and affiliates, as well as the Individual Defendants and any member of their respective immediate families or their respective heirs, successors or assigns.

          18. The members of the Class are so numerous and geographically dispersed that joinder of all class members is impracticable. More than 13,300,000 shares of CompuMed common stock were reported to be publicly traded over the counter on the Nasdaq System during the Class Period.
     Based on this volume of trading, plaintiff believes that the members of the Class number in the thousands.

          19. Plaintiff's claims are typical of the claims of the members of the Class in that plaintiff is a member of the Class he seeks to represent and was adversely affected by the wrongful conduct of defendants complained of herein.

          20. Plaintiff will fairly and adequately protect the interests of the members of the Class. Plaintiff is committed to the vigorous prosecution of this action and has retained competent counsel experienced in class action and securities litigation. Plaintiff has no interest adverse or antagonistic to those of the other members of the Class.

          21. There are questions of law and fact common to the Class which predominate over any questions solely affecting individual members. Among the common questions of law and fact are:

               (1) whether the federal securities laws were violated be defendants' acts, as alleged herein;

               (2) whether defendants participated in and pursued the common course of wrongful conduct complained of herein;

               (3) whether documents, releases and statements issued by the defendants, omitted and/or misrepresented material facts concerning the OsteoGram Royalty Agreement and future prospects of CompuMed;

               (4) whether defendants' misrepresentations as alleged herein constituted a "fraud on the market" in CompuMed common stock during the Class Period;

               (5) whether the defendants acted willfully or recklessly in omitting to state and/or misrepresenting material facts or in aiding and abetting the making of such misstatements;

               (6) whether the market price of CompuMed common stock during the Class Period was artificially inflated due to the nondisclosures and/or misrepresentations complained of herein; and

               (7) whether the members of the Class have sustained damages, and, if so, the proper measure thereof.

          22. A class action is superior to other available methods for the fair and efficient adjudication of this controversy. As the damages suffered by individual Class members may be relatively small, the expense and burden of individual litigation make it impracticable for the Class members to seek relief individually for the wrongs they have sustained.

          23. Plaintiff envisions no difficulty in the management of this case as a class action.

          24. The names and addresses of the record owners of CompuMed who purchased, or otherwise acquired, CompuMed securities during the Class Period are available from CompuMed's transfer agent. Notice can be provided to such record owners via first class mail using techniques and a form of notice similar to those employed in other class actions arising under the federal securities laws.

                        DEFENDANTS' WRONGFUL COURSE OF CONDUCT
                       ---------------------------------------

     DEFENDANTS' PUBLIC STATEMENTS DURING THE CLASS PERIOD
     -----------------------------------------------------

          25. On August 31, 1995, defendants caused CompuMed to issue a press release which stated in part as follows:

                    Under the agreement, Merck will obtain the
               worldwide, exclusive rights to the OsteoGram (R) from CompuMed (NASDAQ Small Cap; CMPD), a Manhattan Beach, Calif., firm. In return, CompuMed will receive a licensing fee and royalties on all OsteoGram (R) tests performed over a period of five years. Specific financial terms of the agreement were not disclosed.

                    "The OsteoGram (R) offers physicians a valuable
               alternative to improving the access to bone mass measurement," said Robert Glaser, senior vice president, Merck U.S. Human Health.

                    The OsteoGram (R) is a test that measures bone
               mass using standard x-ray equipment and relies on radiographic absorptiometry (RA) technology. RA technology is one of several technologies that can help physicians detect low bone mass. The OsteoGram (R) is now available to physicians in the United States.

                    Under the agreement with CompuMed, Merck will
               manage the OsteoGram(R) Analysis Center, which performs computer analyses done as part of the OsteoGram(R) test. Merck will operate this center on a nonprofit basis that will be kept entirely separate from the business of Merck. The center will be operated through Merck's Bone Measurement Institute, a nonprofit institute established by Merck (see separate news release on the Institute).

                    "RA technology is a safe, valuable, inexpensive option
               for measuring bone mass, particularly for the thousands of physicians who already have standard x-ray equipment in their offices," said Rod Raynovich, CompuMed
               President.

                    The agreement complements previous Merck agreements
               with other manufacturers in the area of bone densitometry. The closing of the agreement is contingent upon the satisfaction of certain conditions by Sept. 22, 1995.

                    Merck & Co., Inc. is a leading research-driven
               pharmaceutical products company. Merck discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health.

                    CompuMed is focused on providing solutions to
               important medical problems through the use of computer technology. In addition to the OsteoGram (R), the company is focused on telemedicine services for cardiology and currently provides on-line computer interpretation of medical tests, such as electrocardiograms (ECGs), to physicians and healthcare providers.

          26. On September 27, 1995, defendants caused CompuMed to issue another press release concerning the OsteoGram Royalty Agreement and reported that the Agreement had been completed:

                    Headline:  CompuMed and Merck complete OsteoGram
               marketing deal; Merck acquires worldwide marketing rights to CompuMed's bone density test

                    Dateline:  Manhattan Beach, California

                    Body:  Sept. 27, 1995 -- CompuMed, Inc. (Nasdaq
               Small Cap: CMPD) today announced the completion of its agreement granting Merck & Co. Inc. (NYSE: MRK) exclusive worldwide rights to operate and market CompuMed's OsteoGram (R) bone density testing service. Under terms of the agreement, Merck will pay CompuMed a licensing fee and royalties on all OsteoGram (R) tests performed for the next five years. Merck will also work to develop OsteoGram (R) product improvements. CompuMed is focused on providing solutions to important medical problems through the use of computer technology. In addition to the OsteoGram (R), CompuMed is focused on telemedicine services for cardiology and currently provides on-line computer interpretation of medical tests, such as electrocardiograms (ECGs), to physicians and healthcare providers.

          27. Following the issuance of the August 31, 1995 and September 27, 1995 press releases, the market price of CompuMed's common stock rose from the $9 1/2 per share range to trade as high as $19 1/8 per share on October 13, 1995.

          28. On October 17, 1995, CompuMed stunned the investment community by issuing a press release and filing a report to Form 8-K with the SEC which disclosed the terms of the OsteoGram Royalty Agreement, including its cap on royalty payments. As reported in the Company's press release:

               COMPUMED ANNOUNCES TERMS OF MERCK LICENSE
               Manhattan Beach, CA, October 17, 1995 -- CompuMed, Inc. (Nasdaq Small Cap: CMPD) is filing a Form 8-K with the U.S. Securities & Exchange Commission (SEC) containing its technology license agreement with Merck & Co., Inc. (NYSE: MRK) as an exhibit. Under that agreement, Merck was granted a perpetual, exclusive license of CompuMed's OsteoGram (R) technology and was assigned CompuMed's software copyright and OsteoGram (R) trade name. CompuMed retained the right to make major enhancements to the technology and to use or license such enhancements, subject to providing Merck with first opportunities to license or acquire them from CompuMed on terms to be negotiated.

               The OsteoGram technology is used to mesure bone mineral density, which might be considered by a physician in reaching a diagnosis of osteoporosis. Merck was recently granted U.S. Food and Drug Administration
               (FDA) clearance to market Fosamax (R), a drug that can be used for the treatment of osteoporosis in post menopausal women.

               Under the license agreement for the first-generation OsteoGram(R), Merck will pay CompuMed royalties for each revenue-producing test using the OsteoGram (R) technology during the years 1996 through 2000. The royalties will escalate from $2 to $4 per test over that period. These royalty payments have no maximum amount during 1996 through 1998, but they are subject to a maximum in 1999 equal to the lesser of 10 percent of Merck's total collected revenues or $3 millon and a maximum in 2000 equal to the lesser of 10 percent of Merck's total collected revenues or $4 million. There are no minimum royalties under the agreement.

                                        * * *


          29. Market reaction to the disclosure of the Agreement's terms was swift and adverse. The price of CompuMed common stock plunged more than 48% from its closing price on October 16, 1995 of $16 per share to reach a low of $7 per share on October 17, 1995, before closing at $8 1/4 per share on reported trading volume of 5,189,900 shares. The artificial inflation in market value on CompuMed common stock during the Class Period caused damages aggregating many millions of dollars to plaintiff and the other members of the Class.


     THE FALSE AND MISLEADING STATEMENTS
     -----------------------------------
          30. Defendants' statements throughout the Class Period were materially false and misleading or were made materially false and misleading by defendants' omission to state material facts necessary to make those statements not misleading. These false and misleading statements of material facts made to the investment community, and the material facts which defendants failed or omitted to disclose included, inter alia:

               (a) That the terms of the OsteoGram Royalty Agreement included a cap on royalties to CompuMed which would limit the amount of revenues received by the Company over the five year life of the Agreement;

               (b) That the public market for CompuMed common stock had materially overvalued the OsteoGram Royalty Agreement announced on August 31, 1995 and that certain of the individual defendants, as alleged herein, were taking advantage of their superior inside information as to the nondisclosed adverse material facts concerning the terms of the Agreement and the limitation on revenues likely to be obtained by CompuMed as a result thereof by selling substantial amounts of their holdings of CompuMed common stock.


                                FIRST CLAIM FOR RELIEF
                                ----------------------

               (AGAINST ALL DEFENDANTS FOR VIOLATION OF SECTIONS 10(B)
                     AND 20(A) OF THE EXCHANGE ACT AND RULE 10B-5
                               PROMULGATED THEREUNDER)


          31.  Plaintiff repeats and realleges paragraphs 1 through 30, supra,
                                                                        _____
     as it set forth fully herein.

         32. During the Class Period, defendants, pursuant to a plan, scheme and unlawful course of conduct, knowingly or recklessly issued, caused to be issued, and participated in the issuance of materially false and misleading statements to the investing public which were contained in or omitted from various documents, including press releases, and various other statements as particularized herein. By reason of the foregoing, defendants, directly and indirectly, violated and/or aided and abetted violations of section 10(b) of the Exchange Act and rule 10b-5 promulgated thereunder in that they (a) employed devices, schemes and artifices to defraud, (b) made untrue statements of material facts or omitted to state material facts necessary in order to make the statements made, in light of all the circumstances under which they were made, not misleading, or (c) engaged in acts, practices and a course of business which operated as a fraud and deceit upon plaintiff and other members of the Class in connection with their purchases of CompuMed common stock during the Class Period.

          33. The aforementioned statements by defendants were deceptive and materially false and misleading when made. These statements and reports were designed to and did create the false impression that CompuMed's prospects for the future were substantially brighter than they were due to the existence of the undisclosed royalty cap terms included in the OsteoGram Royalty Agreement.

          34. In the alternative, even if any of the statements made by defendants as alleged herein, during the Class Period, were literally true on the date they were made, defendants breached their duty to plaintiff and the Class by failing to supplement or otherwise correct the statements when subsequent events rendered those prior statements materially misleading. Throughout the Class Period, the positive statements made by defendants affected the marketplace and the trading price of CompuMed common stock.

          35. Defendants acted knowingly or recklessly in issuing the materially false and misleading statements and the materially incomplete statements set forth herein, and intended to deceive plaintiff and the members of the Class, or, in the alternative, acted with reckless disregard for the truth when they failed or refused to ascertain and disclose the true facts to plaintiff and the other members of the Class at the time when certain of the defendants sold their shares of CompuMed common stock while in possession of material information concerning the value of that stock and the potential revenue obtainable from the OsteoGram Royalty Agreement which was not disclosed to the investing public.

          36. Plaintiff and the Class, relying on the materially false and misleading statements described herein, which defendants made, issued or caused to be disseminated, or relying upon the integrity of the market, purchased shares of CompuMed common stock at prices artificially inflated by defendants', wrongful conduct. Had plaintiff and the other members of the Class known all of the true facts concerning the terms of the OsteoGram Royalty Agreement, as known to defendants, they would not have purchased said shares or would not have purchased them at the inflated prices that were paid. At the time of the purchases by plaintiff and the Class, the true value of CompuMed common stock was substantially lower than the prices paid by plaintiff and the other members of the Class.

          37. By reason of the foregoing, defendants, directly and indirectly, by use of the instrumentalities of interstate commerce, the mails and the facilities of the national securities exchanges, employed devices, schemes and artifices to defraud, and engaged in acts, transactions and a course of business which operated as a fraud and deceipt upon plaintiff and the other members of the Class who purchased shares of CompuMed common stock during the Class Period, and a fraud on the market in CompuMed common stock, in violation of section 10(b) of the Exchange Act and rule 10b-5 promulgated thereunder.

          38. The Individual Defendants, by virtue of their offices, directorships and/or substantial stock ownership had the power and influence, and exercised same, to cause CompuMed to engage in the illegal conduct and practices complained of herein. As a result, at the time of the wrongs alleged herein, each of the Individual Defendants was a controlling person of CompuMed within the meaning of section 20(a) of the Exchange Act.

          39. As a direct and prominent result of the defendants' aforesaid wrongful conduct, plaintiff and the members of the Class have been damaged in an amount to be proved at trial.


          WHEREFORE, plaintiff on his own behalf and on behalf of the Class prays for judgment to be entered against the defendants, jointly and severally, as follows:

          A. Declaring this action to be a proper class action under Rule 23 of the Federal Rules of Civil Procedure and designating plaintiff and his counsel as the representatives of the Class;

          B. Awarding plaintiff and all members of the Class damages suffered as a result of the wrongs complained of herein, together with prejudgment interest at the maximum rate allowable by law;

          C. Awarding plaintiff his costs and expenses incurred in this action, including reasonable attorneys', accountants', and experts' fees and expenses; and

          D. Awarding plaintiff and the Class such other and further relief as the Court deems just and proper.


                              MARC M. SELTZER
                              CHRISTINA A. SNYDER
                              EARL P. WILLENS
                              CORINBLIT & SELTZER
                              A Professional Corporation

                              RICHARD B. DANNENBERG
                              WILLIAM J. BAN
                              LOWEY DANNENBERG BEMPORAD
                                & SELINGER, P.C.



                              By  /s/ Marc M. Seltzer
                                ____________________________
                                   Marc M. Seltzer
                                Attorneys for Plaintiff






                          DEMAND FOR JURY TRIAL
                          _____________________


           Plaintiff hereby demands a trial by jury.

                                    MARC M. SELTZER
                                    CHRISTINA A. SNYDER
                                    EARL P. WILLENS
                                    CORINBLIT & SELTZER
                                    A Professional Corporation

                                    RICHARD B. DANNENBERG
                                    WILLIAM J. BAN
                                    LOWEY DANNENBERG BEMPORAD
                                      & SELINGER, P.C.


                                   By /s/ Marc M. Seltzer
                                     _____________________________
                                         Marc M. Seltzer
                                      Attorneys for Plaintiff